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                                                                    EXHIBIT 23.3


                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]


UNITED AIR LINES, INC.
1200 East Algonquin Road
Elk Grove Township, Illinois 60007


                 CONSENT OF AIRCRAFT INFORMATION SERVICES, INC.


     We refer to the Prospectus Supplement dated December 7, 2000 of United
Air Lines, Inc. related to the offer and sale of $1,505,667,000 aggregate face amount of Pass Through Certificates, Series 2000-2 (the "Prospectus"). We hereby consent to the inclusion of our report dated 21 November 2000 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."

Date:  December 7, 2000


                                   Sincerely,


                                   AIRCRAFT INFORMATION SERVICES, INC.


                                   /s/ JOHN D. MCNICOL
                                   ---------------------------------------------
                                   Name:  John D. McNicol
                                   Title: Vice President
                                          Appraisals & Forecasts